 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-254007
Prospectus Supplement
(To Prospectus dated August 11, 2021)
Dear Stockholder:
Since the filing of our proxy statement/prospectus with the United States Securities and Exchange Commission (“SEC”) on August 11, 2021, we have had the opportunity to consider stockholder feedback regarding the proposals submitted to our stockholders for the special meeting of stockholders (the “Special Meeting”) of Atlas Crest Investment Corp. (“Atlas”). Following this stockholder engagement, and in consideration of the current voting guidance issued by proxy advisory firms such as Institutional Shareholder Services, we have decided to revise certain of the proposals set out in our proxy statement/prospectus. Specifically, we are furnishing this supplement to our proxy statement/prospectus to reduce the authorized number of shares of Class A Common Stock (as defined below) from 1,000,000,000 to 700,000,000. Therefore, all references in the proxy statement/prospectus to 1,000,000,000 authorized shares of Class A Common Stock are revised to 700,000,000 authorized shares of Class A Common Stock, and the following proposals are revised as follows:
•
Proposal No. 2: the proposal to approve the proposed amended and restated certificate of incorporation of New Archer (the “New Archer Charter”), in the form attached to the proxy statement/prospectus as Annex B, is revised in order to decrease the total number of shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) authorized for issuance from 1,000,000,000 to 700,000,000 shares, as set forth in the proposed amended and restated certificate of incorporation of New Archer in the form attached to this supplement to the proxy statement/prospectus as Annex B-1 (“Revised New Archer Charter”); and

•
Proposal No. 3: the proposal to consider and vote upon, on a non-binding, advisory basis, certain governance provisions in the proposed New Archer Charter presented separately in accordance with the SEC requirements (namely Proposals No. 3.A through 3.D) is revised to decrease the total number of authorized shares of Class A Common Stock by 300,000,000 shares from the amount proposed in the New Archer Charter, such that the total number of shares of all classes of authorized capital stock reflected in the Revised New Archer Charter will be 1,010,000,000, consisting of (A) 1,000,000,000 shares of common stock, including (1) 700,000,000 shares of Class A Common Stock, and (2) 300,000,000 shares of class B common stock, par value $0.0001 per share (“Class B Common Stock”) and (B) 10,000,000 shares of preferred stock, $0.0001 per share (“preferred stock”).

The Special Meeting will be still held on September 14, 2021, at 10:00 a.m., Eastern Time, via a virtual meeting. In light of the ongoing COVID-19 pandemic and to support the well-being of Atlas’ stockholders, management, employees and the community, the Special Meeting will be virtual. You may attend the Special Meeting and vote your shares electronically during the Special Meeting via live audio webcast by visiting https://www.cstproxy.com/atlascrestcorp/sm2021. You will need the control number that is printed on your revised proxy card to enter the Special Meeting. Atlas recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the Special Meeting starts. Please note that you will not be able to attend the Special Meeting in person.
The following pages include a Revised Notice (as defined below) of the Special Meeting and a supplement to our proxy statement/prospectus reflecting a revised Proposal No. 2 (and the Annex related thereto), a revised Proposal No. 3 and a revised proxy card. You should read this supplement to our proxy statement/prospectus in conjunction with our proxy statement/prospectus, dated August 11, 2021. Our proxy statement/prospectus dated August 11, 2021 contains important information regarding Proposals No. 1, 4, 5, 6 and 7, which are not being revised by this supplement to the proxy statement/prospectus, as well as additional important information for our stockholders.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF ATLAS CLASS A COMMON STOCK YOU OWN. To ensure your representation at the Special Meeting,

please complete and return the enclosed proxy card or submit your proxy by following the instructions contained in the proxy statement/prospectus and on your proxy card. Please submit your proxy promptly whether or not you expect to attend the Special Meeting. Submitting a proxy now will NOT prevent you from being able to vote online at the Special Meeting. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you receive from your broker, bank or other nominee.
If you previously submitted a proxy and wish to change your vote, you may do so by submitting a new proxy or by voting online at the Special Meeting. Please note, however, that if your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to Atlas or by voting online at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.
If you have any questions regarding the accompanying supplement to the proxy statement/prospectus, you may contact Morrow Sodali, Atlas’ proxy solicitor, at (866) 662-5200 or email Morrow Sodali at ACIC.info@investor.morrowsodali.com.
On behalf of management and our Board of Directors, we thank you for your continued support of Atlas Crest Investment Corp.
Sincerely,
/s/ Michael Spellacy

Michael Spellacy
Chief Executive Officer

ATLAS CREST INVESTMENT CORP.
399 Park Avenue
New York, New York 10022
REVISED NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 14, 2021
TO THE STOCKHOLDERS OF ATLAS CREST INVESTMENT CORP.:
NOTICE IS HEREBY GIVEN that a special meeting of the stockholders (the “Special Meeting”) of Atlas Crest Investment Corp., a Delaware corporation (which is referred to as “Atlas” and, following the closing of the Merger (as defined below), “New Archer”) will be held virtually, conducted via live audio webcast at 10:00 a.m., Eastern Time, on September 14, 2021. This revised notice (the “Revised Notice”) supplements the notice given on August 11, 2021 (the “Original Notice”) as it relates to the Charter Proposal and the Governance Proposal 3.A. only. There is no change to any of the other proposals contained in the Original Notice. You may attend the Special Meeting and vote your shares electronically during the Special Meeting via live audio webcast by visiting https://www.cstproxy.com/atlascrestcorp/sm2021. You will need the control number that is printed on your revised proxy card to enter the Special Meeting. Atlas recommends that you log in at least 15 minutes before the Special Meeting to ensure you are logged in when the Special Meeting starts. Please note that you will not be able to attend the Special Meeting in person. You are cordially invited to attend the Special Meeting for the following purposes:
1.
The Business Combination Proposal — To consider and vote upon a proposal to adopt and approve the Business Combination Agreement, dated as of February 10, 2021 (as amended and restated on July 29, 2021 and as it may be further amended and/or restated from time to time, the “Business Combination Agreement”), by and among Atlas, Archer Aviation Inc., a Delaware corporation (“Archer”) and Artemis Acquisition Sub Inc., a Delaware corporation (“Merger Sub”), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Archer, with Archer surviving the merger as a wholly owned subsidiary of Atlas (the “Merger” and, together with the other transactions described in the Business Combination Agreement, the “Business Combination”). A copy of the Original Business Combination Agreement is attached to the proxy statement/ prospectus as Annex A-1 and a copy of the A&R Business Combination Agreement is attached to this proxy statement/ prospectus as Annex A-2. Proposal No. 1, referred to as the “Business Combination Proposal”;

2.
The Charter Proposal — To consider and vote upon a proposal to approve the proposed amended and restated certificate of incorporation of New Archer in the form attached to this supplement to the proxy statement/prospectus as Annex B-1 (the “Revised New Archer Charter”) (Proposal No. 2, referred to as the “Charter Proposal”);

3.
The Governance Proposals — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Revised New Archer Charter, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements (Proposals No. 3.A through 3.D, referred to as the “Governance Proposals”):

•
Proposal No. 3.A: To increase the total number of shares of all classes of authorized capital stock from (i) 221,000,000, consisting of (a) 220,000,000 shares of common stock, including (1) 200,000,000 shares of Class A common stock, par value $0.0001 per share and (2) 20,000,000 shares of Class B common stock, par value $0.0001 per share, and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share, to (ii) 1,010,000,000, consisting of (A) 1,000,000,000 shares of common stock, including (1) 700,000,000 shares of Class A common stock, par value $0.0001 per share and (2) 300,000,000 shares of Class B common stock, par value $0.0001 per share, and (B) 10,000,000 shares of preferred stock, par value $0.0001 per share.

•
Proposal No. 3.B: To provide that holders of New Archer Class A Shares (as defined below) will be entitled to one vote per share on all matters to be voted upon by the stockholders, and holders of New Archer Class B Shares (as defined below) will be entitled to ten votes per share on all matters to be voted upon by the stockholders.

•
Proposal No. 3.C: To provide that any amendment to New Archer’s amended and restated bylaws will require the approval of either New Archer’s board of directors or the holders of at least 66 2∕3% of the voting power of New Archer’s then-outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class.

•
Proposal No. 3.D: To provide that any amendment to certain provisions of the Revised New Archer Charter will require the approval of the holders of at least 66 2∕3% of the voting power of New Archer’s then-outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class.

4.
The NYSE Proposal — To consider and vote upon a proposal to adopt and approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the “NYSE”): (i)(A) the issuance of 2,244,780 shares of Class A common stock, par value $0.0001 per share, of New Archer (“New Archer Class A Shares”) and securities convertible into or exchangeable for New Archer Class A Shares in connection with the Business Combination and (B) the issuance of up to 215,995,224 shares of Class B common stock, par value $0.0001 per share, of New Archer (“New Archer Class B Shares”) and securities convertible into or exchangeable for New Archer Class B Shares in connection with the Business Combination, and (ii) the issuance and sale of 60,000,000 New Archer Class A Shares in connection with the PIPE Financing (Proposal No. 4, referred to as the “NYSE Proposal”);

5.
The Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve and adopt the Equity Incentive Plan (as defined herein) (Proposal No. 5, referred to as the “Equity Incentive Plan Proposal”);

6.
The Employee Stock Purchase Plan Proposal — To consider and vote upon a proposal to approve and adopt the Employee Stock Purchase Plan (as defined herein) (Proposal No. 6, referred to as the “Employee Stock Purchase Plan Proposal”); and

7.
The Adjournment Proposal — To consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposal, the Governance Proposals, the NYSE Proposal, the Equity Incentive Plan Proposal or the Employee Stock Purchase Plan Proposal (Proposal No. 7, the “Adjournment Proposal”).

The foregoing items of business are more fully described in the supplement to our proxy statement/prospectus accompanying this Revised Notice and in our proxy statement/prospectus dated August 11, 2021.
Only holders of record of shares of Atlas Class A common stock, par value $0.0001 per share (“Atlas Class A Shares”) at the close of business on August 5, 2021 are entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments or postponements of the Special Meeting. The date of mailing of this Revised Notice of Special Meeting of Stockholders and the accompanying supplement to the proxy statement/prospectus is on or about August 30, 2021.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF ATLAS COMMON STOCK YOU OWN. Whether or not you plan to attend the Special Meeting, please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided at your earliest convenience. You may also submit a proxy by telephone or via the Internet by following the instructions printed on your proxy card. If you hold your shares through a broker, bank or other nominee, you should direct the vote of your shares in accordance with the voting instruction form received from your broker, bank or other nominee.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Michael Spellacy Michael Spellacy
Chief Executive Officer

ATLAS CREST INVESTMENT CORP.
399 Park Avenue
New York, New York 10022
SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON September 14, 2021
The enclosed proxy is solicited by the Board of Directors of Atlas Crest Investment Corp. (the “Board”) for use at the Special Meeting. Your vote is very important. For this reason, the Board is requesting that you allow your shares to be represented at the Special Meeting by the proxies named on the enclosed proxy card. In connection with the solicitation of proxies by the Board, we are mailing this supplement to the proxy statement/prospectus, and the enclosed revised proxy card, to all stockholders entitled to vote at the Special Meeting. We expect these supplemental materials to be first mailed to stockholders on or about August 30, 2021. You should have already received a copy of our proxy statement/prospectus.
In this supplement to the proxy statement/prospectus, terms such as “we,” “us” and “our” refer to Atlas Crest Investment Corp. prior to the consummation of the Business Combination, which may also be referred to from time to time as “Atlas” or the “Company.” Terms used in this supplement to the proxy statement/prospectus and not otherwise defined will have the meanings ascribed to them in the proxy statement/prospectus dated August 11, 2021.
INFORMATION ABOUT THE SPECIAL MEETING
The following are answers to certain questions that you may have regarding the Special Meeting. We urge you to read carefully the remainder of this supplement to the proxy statement/prospectus and the proxy statement/prospectus dated August 11, 2021 because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the annexes to this supplement to the proxy statement/prospectus and the proxy statement/prospectus dated August 11, 2021.
Q:
WHEN AND WHERE IS THE ATLAS SPECIAL MEETING?

A:
The Special Meeting will continue to be held on September 14, 2021, at 10:00 a.m., Eastern Time, via a virtual meeting. In light of the COVID-19 pandemic and to support the well-being of Atlas’ stockholders, management, employees and the community, the Special Meeting will be virtual. All Atlas stockholders as of the record date, or their duly appointed proxies, may attend the Special Meeting. Registration will begin at approximately 9:00 a.m. Eastern Time.

Q:
WHY AM I RECEIVING THIS SUPPLEMENT TO THE PROXY STATEMENT/PROSPECTUS?

A:
Since the filing of our proxy statement/prospectus on August 11, 2021, we have had the opportunity to consider stockholder feedback regarding the proposals submitted to our stockholders. Following this stockholder engagement, and in consideration of the current voting guidance issued by proxy advisory firms such as Institutional Shareholder Services, we have decided to revise certain of the proposals set out in our proxy statement/prospectus. Specifically, we are furnishing this supplement to our proxy statement/prospectus to revise:

•
Proposal No. 2: the proposal to approve the proposed amended and restated certificate of incorporation of New Archer (the “New Archer Charter”) in the form attached to the proxy statement/prospectus as Annex B, to approve the form attached to this supplement to the proxy statement/prospectus as Annex B-1 (the “Revised New Archer Charter”); and

•
Proposal No. 3: the proposal to consider and vote upon, on a non-binding, advisory basis, certain governance provisions in the proposed New Archer Charter presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements (Proposals No. 3.A through 3.D) to revise Proposal 3.A to decrease the total number of shares of class A common stock, par value $0.0001 per share (“Class A Common Stock”) by 300,000,000 shares from that proposed in the New Archer Charter, such that the total number of shares of all classes of authorized capital stock reflected in the Revised New Archer Charter will be 1,010,000,000, consisting of (A) 1,000,000,000 shares of common stock, including (1) 700,000,000 shares of class A common stock, and (2) 300,000,000 shares of class B common stock, par value $0.0001 per share (“Class B Common Stock”) and (B) 10,000,000 shares of preferred stock, $0.0001 per share (“preferred stock”).
Q:
WHAT AM I BEING ASKED TO VOTE ON AND WHY IS THIS APPROVAL NECESSARY?

A:
Atlas stockholders are being asked to vote on the following proposals:

1.
the Business Combination Proposal;

2.
the Charter Proposal, as revised in this supplement to the proxy statement/prospectus;

3.
the Governance Proposals, including Proposal 3.A as revised in this supplement to the proxy statement/prospectus;

4.
the NYSE Proposal;

5.
the Equity Incentive Plan Proposal;

6.
the Employee Stock Purchase Plan Proposal; and

7.
the Adjournment Proposal (if necessary).

If Atlas stockholders fail to approve the Business Combination Proposal, the Charter Proposal or the NYSE Proposal, the Business Combination will not occur. The Adjournment Proposal is not conditioned on the approval of any other proposal. If the Business Combination Proposal is not approved, the other proposals (except for the Adjournment Proposal) will not be presented to the stockholders for a vote.
Q:
WHERE DO I FIND INFORMATION REGARDING THE PROPOSALS FOR THE SPECIAL MEETING?

A:
Information regarding the Special Meeting and Proposals 1, 4, 5, 6 and 7 to be voted on at the Special Meeting is described in our proxy statement/prospectus, dated August 11, 2021. This supplement to the proxy statement/prospectus reflects only the revisions to Proposal No. 2 and the Revised New Archer Charter, Proposal 3 (and in particular Proposal 3.A) and the revised proxy card. You should read this supplement to the proxy statement/prospectus in conjunction with proxy statement/prospectus, dated August 11, 2021.

Q:
HOW DO I VOTE?

A:
If you are a stockholder of record of Atlas as of August 5, 2021, the record date for the Special Meeting, you may submit your proxy before the Special Meeting in any of the following ways, if available:

•
use the toll-free number shown on your proxy card;

•
visit the website shown on your proxy card to vote via the Internet; or

•
complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

Stockholders who choose to participate in the Special Meeting can vote their shares electronically during the meeting via live audio webcast by visiting https://www.cstproxy.com/atlascrestcorp/sm2021. You will need the control number that is printed on your revised proxy card to enter the Special Meeting. Atlas recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the Special Meeting starts.
If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. “Street name” stockholders who wish to vote at the Special Meeting will need to obtain a proxy form from their broker, bank or other nominee.

Q:
WHAT IF I ALREADY VOTED?

A:
If you previously submitted a proxy card or vote instruction form or submitted a proxy or voting instructions by Internet or telephone, then your previous voting instructions for Proposals 1-7 will continue to be honored with respect to the shares held by you, including with respect to the changes to Proposals 2 and 3.A. However, should you wish to change your voting instructions, you may do so by following the instructions contained in the proxy statement/prospectus to provide voting instructions by Internet or telephone or by completing and returning the revised proxy card or vote instruction form. You may change your voting instructions at any time before your proxy is voted at the Special Meeting. You may do this in one of three ways:

•
filing a notice with the corporate secretary of Atlas;

•
mailing a new, subsequently dated revised proxy card; or

•
by attending the Special Meeting virtually and electing to vote your shares online.

If you are a stockholder of record of Atlas and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or your new proxy to Atlas Crest Investment Corp., 399 Park Avenue, New York, New York 10022, and it must be received at any time before the vote is taken at the Special Meeting. Any proxy that you submitted may also be revoked by submitting a new proxy by mail, or online or by telephone, not later than when the polls for voting close during the Special Meeting on September 14, 2021, or by voting online at the Special Meeting. Simply attending the Special Meeting will not revoke your proxy. If you have instructed a broker, bank or other nominee to vote your shares of Atlas Common Stock, you must follow the directions you receive from your broker, bank or other nominee in order to change or revoke your vote.
Q:
WHAT WILL HAPPEN IF I RETURN MY REVISED PROXY CARD WITHOUT INDICATING HOW TO VOTE?

A:
If you sign and return your revised proxy card without indicating how to vote on any particular proposal, the Atlas Common Stock represented by your revised proxy card will be voted as recommended by the Atlas Board with respect to that proposal.

Q:
WHOM SHOULD I CONTACT IF I HAVE ANY QUESTIONS ABOUT THE PROXY MATERIALS OR VOTING?

A:
If you have any questions about the proxy materials, need assistance submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact Morrow Sodali, the proxy solicitation agent for Atlas, toll-free at (800) 662-5200 (banks and brokers call (203) 658-9400) or email Morrow Sodali at ACIC.info@investor.morrowsodali.com.

PROPOSAL NO. 2: THE CHARTER PROPOSAL
Overview
In connection with the Business Combination, Atlas is asking its stockholders to approve the adoption of the Revised New Archer Charter in the form attached to this supplement to the proxy statement/prospectus as Annex B-1, which, in the judgment of the Atlas Board, is necessary to adequately address the needs of New Archer following the consummation of the Business Combination.
The following is a summary of the key changes between Atlas’ amended and restated certificate of incorporation (the “Existing Charter”) and the Revised New Archer Charter. This summary is qualified by reference to the complete text of the Revised New Archer Charter. All stockholders are encouraged to read the Revised New Archer Charter in its entirety for a more complete description of its terms. The only difference between the Revised New Archer Charter and the New Archer Charter is the number of shares of Class A Common Stock to be authorized by the New Archer Charter has been reduced by 300 million shares, from 1 billion to 700 million, in the Revised New Archer Charter.
•
Name Change.   Change the corporate name from “Atlas Crest Investment Corp.” to “Archer Aviation Inc.”;

•
Corporate Purpose:   Change the purpose of Atlas to “any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware”;

•
Authorized Share Capital.   Increase the total number of shares of all classes of authorized capital stock from (i) 221,000,000, consisting of (a) 220,000,000 shares of common stock, including (1) 200,000,000 shares of Class A common stock, par value $0.0001 per share and (2) 20,000,000 shares of Class B common stock, par value $0.0001 per share, and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share, to (ii) 1,010,000,000, consisting of (A) 1,000,000,000 shares of common stock, including (1) 700,000,000 shares of Class A common stock, par value $0.0001 per share and (2) 300,000,000 shares of Class B common stock, par value $0.0001 per share, and (B) 10,000,000 shares of preferred stock, par value $0.0001 per share;

•
Dual-Class Capital Structure.   Provide that holders of New Archer Class A Shares will be entitled to one vote per share on all matters to be voted upon by the stockholders, and holders of New Archer Class B Shares will be entitled to ten votes per share on all matters to be voted upon by the stockholders;

•
Bylaws Amendment.   Provide that any amendment to New Archer’s amended and restated bylaws will require the approval of either New Archer’s board of directors or the holders of at least 66 2∕3% of the voting power of New Archer’s then-outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class;

•
Charter Amendment.   Provide that any amendment to certain provisions of the Revised New Archer Charter will require the approval of the holders of at least 66 2∕3% of the voting power of New Archer’s then-outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class;

•
Blank Check Company.   Remove the provisions under Article IX (Business Combination Requirements; Existence) relating to our status as a blank check company;

•
Corporate Opportunity.   Remove the provisions under Article X (Corporate Opportunity) relating to the application of the doctrine of corporate opportunity; and

•
Action by Written Consent.   Provide that no action will be taken by any holders of shares of New Archer common stock, except at an annual or special meeting of stockholders called in accordance with the bylaws, and no action will be taken by the stockholders by written consent.

Reasons for the Amendments
The following is a summary of the reasons for the key changes effected by the Charter Proposal:

•
Name Change.   Changing the post-combination corporate name from “Atlas Crest Investment Corp.” to “Archer Aviation Inc.” is desirable to reflect the business combination with Archer and to more closely align the name of the publicly traded entity with the name of the existing operating business of Archer;

•
Corporate Purpose:   The corporate purpose reflected in the Revised New Archer Charter is more appropriate for a public operating company;

•
Authorized Share Capital.   The amendment provides for the increase necessary to consummate the Business Combination, including, without limitation, the PIPE Financing, future issuances under the 2021 Plan and the ESPP, each as proposed to be adopted by the Atlas Board in connection with the Business Combination, future issuances to holders of New Archer Class B Shares upon conversion into New Archer Class A Shares, and also provides flexibility for a limited amount of future issuances of common stock and preferred stock if determined by New Archer’s board of directors to be in the best interests of New Archer and its stockholders, including, without limitation, to support New Archer’s growth and for future corporate needs (including, if needed, as part of financing for future growth acquisitions), without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. The New Archer Charter attached as Annex B to the proxy statement/prospectus contemplated an increase in the total number of shares of all classes of authorized capital stock to 1,310,000,000, consisting of (A) 1,300,000,000 shares of common stock, including (1) 1,000,000,000 shares of Class A common stock and (2) 300,000,000 shares of Class B common stock, and (B) 10,000,000 shares of preferred stock. Since the filing of our proxy statement/prospectus on August 11, 2021, we have had the opportunity to consider stockholder feedback regarding the proposals submitted to our stockholders. Following this stockholder engagement, and in consideration of the current voting guidance issued by proxy advisory firms such as Institutional Shareholder Services, we decided to revise the Charter Proposal to reduce the increase in the total number of shares of all classes of authorized capital stock to 1,010,000,000, consisting of (A) 1,000,000,000 shares of common stock, including (1) 700,000,000 shares of Class A common stock and (2) 300,000,000 shares of Class B common stock, and (B) 10,000,000 shares of preferred stock;

•
Dual-Class Capital Structure.   The implementation of the dual-class capital structure with high vote for New Archer Class B Shares will allow the Archer Founders to exercise significant voting control over New Archer and, consequently, potentially enhance New Archer’s ability to focus on long-term value creation, and will also provide New Archer with flexibility to employ various financing and transaction strategies involving the issuance of equity securities;

•
Bylaws Amendment.   Requiring the approval by affirmative vote of holders of at least 66 2∕3% of the voting power of New Archer’s then-outstanding shares of capital stock entitled to vote generally at an election of directors to make any amendment to New Archer’s amended and restated bylaws not approved by New Archer’s board of directors is intended to protect key provisions of New Archer’s amended and restated bylaws from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders;

•
Charter Amendment.   Requiring the approval by affirmative vote of holders of at least 66 2∕3% of the voting power of New Archer’s then-outstanding shares of capital stock entitled to vote generally at an election of directors to make any amendment to certain provisions of the Revised New Archer Charter is intended to provide benefits to New Archer and all its stockholders under certain circumstances by making it more difficult for one or a few large stockholders to facilitate a takeover of New Archer or implement certain significant changes to New Archer without more widespread stockholder support;

•
Blank Check Company.   The amendment will eliminate provisions specific to Atlas’ status as a blank check company that will serve no purpose following the consummation of the Business Combination;

•
Corporate Opportunity.   The removal of the corporate opportunity doctrine provisions would ensure that directors, officers and controlling stockholders will not be able to take advantage of opportunities beneficial to New Archer for themselves without first disclosing the opportunity to New Archer’s board of directors and giving New Archer’s board of directors the opportunity to decline the opportunity on behalf of New Archer; and
•
Action by Written Consent.   Permitting stockholder action by written consent would circumvent the usual process of allowing deliberation at a meeting of stockholders, could be contrary to principles of openness and good governance, and have the potential to inappropriately disenfranchise stockholders, potentially permitting a small group of short-term, special interest or self-interested stockholders, who together hold a threshold amount of shares, to take important actions without the involvement of, and with little or no advance notice to stockholders. Allowing stockholder action by written consent would also deny all stockholders the right to receive accurate and complete information on a proposal in advance and to present their opinions and consider presentation of the opinions of New Archer’s board of directors and other stockholders on a proposal before voting on a proposed action. The Atlas Board believes that a meeting of stockholders, which provides all stockholders an opportunity to deliberate about a proposed action and vote their shares, is the most appropriate forum for stockholder action.

Vote Required for Approval
The approval of the Charter Proposal requires (i) the affirmative vote of the holders of a majority of the outstanding shares of Atlas Common Stock, voting together as a single class, and (ii) the affirmative vote of the holders of a majority of the Atlas Class B Shares then outstanding, voting separately as a single class.
Failure to submit a proxy or to vote online at the Special Meeting and abstentions from voting will have the same effect as a vote “AGAINST” the Charter Proposal.
The consummation of the Business Combination is conditioned upon the approval of each of the Business Combination Proposal, the Charter Proposal and the NYSE Proposal at the Special Meeting. If the Business Combination Proposal is not approved, the Charter Proposal will not be presented to the stockholders for a vote. Notwithstanding the approval of the Charter Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Charter Proposal will not be effected.
The Sponsor and Atlas’ directors and officers have agreed to vote the Founder Shares and any Atlas Class A Shares owned by them in favor of the Charter Proposal.
Recommendation of the Atlas Board
THE ATLAS BOARD UNANIMOUSLY RECOMMENDS THAT ATLAS’ STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSAL.
The existence of financial and personal interests of one or more of Atlas’ directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Atlas and its stockholders and what he, she or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. In addition, Atlas’ officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section of the proxy statement/prospectus entitled “Proposal No. 1: The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion of these considerations.

PROPOSAL NO. 3: THE GOVERNANCE PROPOSALS
Overview
Atlas’ stockholders are being asked to vote on certain provisions referred to below, which are included in the Revised New Archer Charter. In accordance with SEC guidance, these proposals are being presented separately and will be voted upon on a non-binding advisory basis. In the judgment of the Atlas Board, these provisions are necessary to adequately address the needs of Atlas and its stockholders following the consummation of the Business Combination. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Atlas intends that the Revised New Archer Charter will take effect at consummation of the Business Combination, assuming approval of the Charter Proposal.
The following summary of certain proposed changes between the Existing Charter and the Revised New Archer Charter is qualified by reference to the complete text of the Revised New Archer Charter, a copy of which is attached to this supplement to the proxy statement/prospectus as Annex B-1. All stockholders are encouraged to read the Revised New Archer Charter in its entirety for a more complete description of its terms. The only difference between the Revised New Archer Charter and the New Archer Charter is the number of shares of Class A Common Stock to be authorized by the New Archer Charter has been reduced by 300 million, from 1 billion to 700 million, in the Revised New Archer Charter.
	Existing Charter	Revised New Archer Charter
A. Authorized Share Capital	The Existing Charter authorizes the issuance of up to (a) 220,000,000 shares of common stock, including (i) 200,000,000 shares of Class A common stock, par value $0.0001 per share and (ii) 20,000,000 shares of Class B common stock, par value $0.0001 per share, and (a) 1,000,000 shares of preferred stock, par value $0.0001 per share.	The Revised New Archer Charter will authorize the issuance of up to (a) 1,010,000,000 shares of common stock, including (i) 700,000,000 shares of Class A common stock, par value $0.0001 per share and (ii) 300,000,000 shares of Class B common stock, par value $0.0001 per share, and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share.
B. Voting Rights of Holders of Shares of Class B Common Stock	The Existing Charter provides that the holders of Atlas Class A Shares the holders of Atlas Class B Shares are entitled to one vote for each such shares.	The Revised New Archer Charter will provide that the holders of New Archer Class A Shares will be entitled to one vote for each such share, and the holders of New Archer Class B Shares will be entitled to ten votes for each such share.
C. Bylaws Amendment	The Existing Charter provides that any amendment to Atlas’s bylaws requires the approval of either the Atlas Board or the holders of at least a majority of the voting power of all then outstanding shares of Atlas’s capital stock entitled to vote generally in the election of directors, voting together as a single class, provided that no bylaws adopted by Atlas’ stockholders shall invalidate any prior act of the Atlas Board that would have been valid if such bylaws had not been adopted.	The Revised New Archer Charter will provide that any amendment to New Archer’s amended and restated bylaws will require the approval of either New Archer’s board of directors or the holders of at least 66 2∕3% of the voting power of New Archer’s then-outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class.

	Existing Charter	Revised New Archer Charter
D. Charter Amendment	The Existing Charter is silent on the requirements for a minimum vote to amend the Existing Charter, other than with respect to Article IX (Business Combination Requirements; Existence), which requires the approval of the holders of at least 65% of all outstanding shares of Atlas Common Stock.	The Revised New Archer Charter will provide that any amendment to certain provisions of the Amended and Restated Proposed Charter will require the approval of the holders of at least 66 2∕3% of the voting power of New Archer’s then-outstanding shares of capital stock entitled to vote generally in an election of directors, voting together as a single class.
Reasons for Certain Amendments to the Existing Charter
A. Authorized Share Capital
The amendment provides for the increase necessary to consummate the Business Combination and the transactions contemplated thereby, including, without limitation, the PIPE Financing, future issuances under the 2021 Plan and the ESPP, each as proposed to be adopted by the Atlas Board in connection with the Business Combination, future issuances to holders of New Archer Class B Shares upon conversion into New Archer Class A Shares, and also provides flexibility for a limited amount of future issuances of common stock and preferred stock if determined by New Archer’s board of directors to be in the best interests of New Archer and its stockholders, including, without limitation, to support New Archer’s growth and for future corporate needs (including, if needed, as part of financing for future growth acquisitions), without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. The New Archer Charter attached as Annex B to the proxy statement/prospectus contemplated an increase in the total number of shares of all classes of authorized capital stock to 1,310,000,000, consisting of (A) 1,300,000,000 shares of common stock, including (1) 1,000,000,000 shares of Class A common stock and (2) 300,000,000 shares of Class B common stock, and (B) 10,000,000 shares of preferred stock. Since the filing of our proxy statement/prospectus on August 11, 2021, we have had the opportunity to consider stockholder feedback regarding the proposals submitted to our stockholders. Following this stockholder engagement, and in consideration of the current voting guidance issued by proxy advisory firms such as Institutional Shareholder Services, we decided to revise the Charter Proposal to reduce the increase in the number of shares of shares of Class A Common Stock from 1 billion to 700 million with the result that the total number of shares of all classes that New Archer would be authorized to issue would be 1,010,000,000, consisting of (A) 1,000,000,000 shares of common stock, including (1) 700,000,000 shares of Class A common stock and (2) 300,000,000 shares of Class B common stock, and (B) 10,000,000 shares of preferred stock, as reflected in the Revised New Archer Charter.
B. Voting Rights of Holders of Shares of Class B Common Stock
The implementation of the dual-class capital structure with high vote for New Archer Class B Shares will allow the Archer Founders to exercise significant voting control over New Archer and, consequently, potentially enhance New Archer’s ability to focus on long-term value creation. The implementation of the dual-class capital structure will also provide New Archer with flexibility to employ various financing and transaction strategies involving the issuance of equity securities, while maintaining the Archer Founders’ ability to exercise significant voting control over New Archer.
C. Bylaws Amendment
Requiring the approval by affirmative vote of holders of at least 66 2∕3% of the voting power of New Archer’s then-outstanding shares of capital stock entitled to vote generally at an election of directors to make any amendment to certain provisions of the Amended and Restated New Archer Charter is intended to provide benefits to New Archer and all its stockholders under certain circumstances by making it more difficult for one or a few large stockholders to facilitate a takeover of New Archer or implement certain significant changes to New Archer without more widespread stockholder support.
D. Charter Amendment
Requiring the approval by affirmative vote of holders of at least 66 2∕3% of the voting power of New Archer’s then-outstanding shares of capital stock entitled to vote generally at an election of directors to make any amendment to certain provisions of the Revised New Archer Charter is intended to protect key provisions of the Revised New Archer Charter from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.
Vote Required for Approval
The approval of the Governance Proposals requires the affirmative vote of a majority of the votes cast by holders of shares of Atlas Common Stock, voting together as a single class at a meeting at which a quorum is present.
As discussed above, a vote to approve the governance proposals is an advisory vote, and therefore, is not binding on Atlas or the Atlas Board. Accordingly, regardless of the outcome of the non-binding advisory vote, Atlas intends that the Revised New Archer Charter, in the form set forth on Annex B-1 to this supplement to the proxy statement/prospectus and containing the provisions noted above, will take effect at the consummation of the Business Combination, assuming adoption of the Charter Proposal.
Failure to submit a proxy or to vote online at the Special Meeting and abstentions from voting will have no effect on the Governance Proposals.
The consummation of the Business Combination is conditioned upon the approval of each of the Business Combination Proposal, the Charter Proposal and the NYSE Proposal at the Special Meeting. The consummation of the Business Combination is not conditioned upon the approval of the Governance Proposals at the Special Meeting. If the Business Combination Proposal is not approved, the Governance Proposals will not be presented to the stockholders for a vote. Notwithstanding the approval of the Governance Proposals, if the Business Combination is not consummated for any reason, the actions contemplated by the Governance Proposals will not be effected.
The Sponsor and Atlas’ directors and officers have agreed to vote the Founder Shares and any Atlas Class A Shares owned by them in favor of the Governance Proposals.
Recommendation of the Atlas Board
THE ATLAS BOARD UNANIMOUSLY RECOMMENDS THAT ATLAS’ STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE GOVERNANCE PROPOSALS.
The existence of financial and personal interests of one or more of Atlas’ directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Atlas and its stockholders and what he, she or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. In addition, Atlas’ officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section of the proxy statement/prospectus entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion of these considerations.

SUPPLEMENTAL DISCLOSURES
On March 17, March 18, March 25, March 31, April 1, and July 13, Atlas received letters from purported shareholders (collectively, the “Shareholder Letters”) claiming certain allegedly material omissions in the Form S-4 Registration Statement and accompanying preliminary prospectus and preliminary proxy statement filed on or about March 8, 2021 in connection with the transactions contemplated by the Business Combination Agreement.
Although Atlas believes that the disclosures set forth in the proxy statement/prospectus dated August 11, 2021 and this supplement to the proxy statement/prospectus comply fully with applicable law, in order to moot the purported shareholders’ disclosure claims in the Shareholder Letters, to avoid nuisance, cost and distraction, and to preclude any efforts to delay the closing of the Business Combination, Atlas has determined to voluntarily supplement the proxy statement/prospectus with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Atlas specifically denies all allegations in the Shareholder Letters that any additional disclosure was or is required. Atlas believes the Shareholder Letters are without merit.
Supplemental Disclosures to Proxy Statement
The following supplemental information should be read in conjunction with the proxy statement/prospectus, which should be read in its entirety. All page references are to pages in the proxy statement/prospectus. Underlined text shows text being added to a referenced disclosure in the proxy statement/prospectus.
The paragraph under the heading “Background of the Business Combination” on page 95 of the proxy statement/prospectus is hereby revised by adding the following bolded and underlined text:
Atlas entered into non-disclosure agreements with numerous potential transaction counterparties in addition to Archer, and engaged in varying levels of discussions, negotiations and due diligence with respect to those companies based on, among other factors, interest from, and due diligence access granted by, such companies and the terms on which such companies were willing to consider a potential transaction with Atlas (including with respect to valuation). Atlas’ due diligence efforts with potential transaction counterparties (which included, in many instances, meetings with the senior management of the companies and their respective advisors) included, among other things, investigation and review of (depending on the company): business plan and financial projections (including assumptions, opportunities and risks underlying such plan and projections); historical and expected financial performance; macroeconomic trends impacting the business and the industry in which it operates; competitive positioning versus comparable companies in the applicable industry; growth opportunities; performance history of the senior management team; the company’s technology and potential impact from trends in the overall economy and industry in which the company operates; regulatory environment; and benefits/challenges related to such company engaging in a potential transaction with Atlas and becoming a public company. In the case of certain of these potential transaction counterparties, representatives of Atlas, in consultation with the Atlas Board, engaged in discussions regarding potential terms of a business combination. Altogether, representatives of Atlas or the Sponsor were contacted by or initiated contact with approximately 84 business combination opportunities. Of that number, we signed a confidentiality agreement with 12 potential targets and held preliminary discussions with them regarding potential business combinations, including with regard to valuation and structuring (with valuations of these counterparties ranging from $1 billion to $10 billion), and substantive discussions were held with three counterparties other than Archer.
The eighth paragraph under the heading “Opinion of Duff & Phelps, the Atlas Board’s Financial Advisor” and subheading “Disclosure of Prior Information” on page 123 of the proxy statement/prospectus is hereby revised by deleting the strikethrough text and adding the following bolded and underlined text:
Other than this engagement, during the two years preceding the date of Duff & Phelps’ Opinion, Duff & Phelps’ ~~Bringdown~~ has not had any material relationship with any party to the Business Combination for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated. Around the time of its engagement, Duff & Phelps conducted an internal analysis for conflicts of interest and concluded that it was objective and free of conflicts of interests.
The third paragraph under the heading “Management of Atlas — Executive Officer and Director Compensation” on page 177 of the proxy statement/prospectus is hereby revised by adding the following bolded and underlined text:
Atlas does not intend to take any action to ensure that members of its management team maintain their positions with Atlas after the consummation of the initial business combination, although it is possible that some or all of Atlas’ executive officers and directors may negotiate employment or consulting arrangements to remain with Atlas after the initial business combination. The existence or terms of any such employment or consulting arrangements made between Atlas and any existing officers or directors to retain their positions may influence management’s motivations as it relates to identifying or selecting a target business but Atlas does not believe that the ability of Atlas’ management to remain with Atlas after the consummation of the initial business combination will be a determining factor in the decision to proceed with any potential business combination. Atlas is not party to any agreements with Atlas’ executive officers and directors that provide for benefits upon termination of employment. Except as regards the appointment of Michael Spellacy as a director of New Archer, Atlas is aware of no discussions concerning any post-closing employment of any Atlas director or officer in New Archer.

ANNEX B-1
REVISED NEW ARCHER CHARTER

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ATLAS CREST INVESTMENT CORP.
Atlas Crest Investment Corp., corporation organized and existing under the laws of the State of Delaware, hereby certifies that:
ONE:   The current name of this corporation is Atlas Crest Investment Corp. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was August 26, 2020.
TWO:   The Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated to read as set forth below. The effective date and time of this Amended and Restated Certificate of Incorporation shall be                   at            .
I.
The name of this company is Archer Aviation Inc. (the “Company”).
II.
The address of the registered office of the Company in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware, 19808, County of New Castle, and the name of the registered agent of the Company in the State of Delaware at such address is Corporation Service Company.
III.
The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (“DGCL”).
IV.
A.   The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Company is authorized to issue is 1,010,000,000 shares, consisting of (a) 1,000,000,000 shares of common stock (the “Common Stock”), including (i) 700,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 300,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”).
B.   The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is hereby expressly authorized by resolution or resolutions to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares of such shares and to determine for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase (but not about the authorized number of shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.
C.   The number of authorized shares of Preferred Stock, Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Company entitled to vote thereon, without a separate vote of the holders of the shares of Preferred Stock, or of any series thereof, Class A Common Stock or Class B Common Stock unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation filed with respect to any series of Preferred Stock.

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D.   Except as provided above, the rights, preferences, privileges, restrictions and other matters relating to the shares of Class A Common Stock and Class B Common Stock are as follows:
1.   Definitions.
(a)   “Acquisition” means any consolidation or merger of the Company with or into any other Entity, other than any such consolidation or merger in which the stockholders of the Company immediately prior to such consolidation or merger continue to hold a majority of the voting power of the surviving Entity in substantially the same proportions (or, if the surviving Entity is a wholly owned subsidiary of another Entity, the surviving Entity’s Parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred or issued; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes.
(b)   “Approved Designee” shall mean a person or persons who is entitled to exercise Voting Control with respect to shares of Class B Common Stock following the death or Incapacity of a Founder pursuant to an agreement entered into between such Founder and some person or persons, and who is approved by a majority of the Independent Directors.
(c)   “Asset Transfer” means the sale, lease or exchange of all or substantially all the assets of the Company.
(d)   “Business Combination” shall mean the consummation of the transactions set forth in that certain Business Combination Agreement, by and among Atlas Investment Corp., Artemis Acquisition Sub Inc., and Archer Aviation Inc., dated as of February 10, 2021.
(e)   “Certificate of Incorporation” means the certificate of incorporation of the Company, as amended and/or restated from time to time, including the terms of any certificate of designations of any series of Preferred Stock.
(f)   “Closing” means the closing date of the Business Combination.
(g)   “Entity” means any corporation, partnership, limited liability company or other legal entity.
(h)   “Effective Time” means the time this Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware became effective in accordance with the DGCL.
(i)   “Family Member” means with respect to any natural person, the spouse, ex-spouse, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings (in each case whether by blood relation or adoption) of such person.
(j)   “Final Conversion Date” means 5:00 p.m. in New York City, New York on the last Trading Day of the fiscal year during which a Final Conversion Trigger Event occurs.
(k)   “Final Conversion Trigger Event” shall mean the earliest to occur of (i) the ten (10) year anniversary of the Closing, (ii) the date specified in writing by the holders of two-thirds of the then outstanding shares of Class B Common Stock, voting as a separate class; and (iii) when the number of then outstanding shares of Class B Common Stock represents less than 10.0% of the total number of shares of Class A Common Stock and Class B Common Stock.
(l)   “Founder” means each of Brett Adcock and Adam Goldstein as individuals.
(m)   “Incapacity” means, with respect to an individual, that such individual is incapable of managing his or her financial affairs under the criteria set forth in the applicable probate code that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner. In the event of a dispute regarding whether an individual has suffered an Incapacity, no Incapacity of such individual will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court of competent jurisdiction.

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(n)   “Independent Directors” means the members of the Board of Directors designated as independent directors in accordance with the requirements of the New York Stock Exchange or any national stock exchange under which the Company’s equity securities are listed for trading.
(o)   “Liquidation Event” means (i) any Asset Transfer or Acquisition in which cash or other property is, pursuant to the express terms of the Asset Transfer or Acquisition, to be distributed to the stockholders in respect of their shares of capital stock in the Company or (ii) any liquidation, dissolution and winding up of the Company; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of shares of Class A Common Stock or Class B Common Stock does not constitute consideration or a “distribution to stockholders” in respect of the shares of Class A Common Stock or Class B Common Stock.
(p)   “Non-founder” shall mean any individual stockholder other than the Founders.
(q)   “Parent” of an Entity means any Entity that directly or indirectly owns or controls a majority of the voting power of the voting securities or interests of such Entity.
(r)   “Permitted Entity” means, with respect to a Qualified Stockholder, any Entity in which such Qualified Stockholder directly, or indirectly through one or more Permitted Transferees, has sole dispositive power and exclusive Voting Control with respect to all shares of Class B Common Stock held of record by such Entity.
(s)   “Permitted Transfer” means, and be restricted to, any Transfer of a share of Class B Common Stock:
(i)   by a Founder, by Founder’s Permitted Entities or by Founder’s Permitted Transferees, in each case, as a result of or in connection with such Founder’s death or Incapacity, either (i) to such Founder’s Family Members or to such Founder’s Permitted Entities or to Founder’s Permitted Transferees, or (ii) of Voting Control to an Approved Designee;
(ii)   by a Qualified Stockholder that is a natural person (including a natural person serving in a trustee capacity with regard to a trust for the benefit of himself or herself and/or his or her Family Members), to the trustee of a Permitted Trust of such Qualified Stockholder or to such Qualified Stockholder in his or her individual capacity or as a trustee of a Permitted Trust;
(iii)   by the trustee of a Permitted Trust of a Qualified Stockholder, to such Qualified Stockholder, the trustee of any other Permitted Trust of such Qualified Stockholder or any Permitted Entity of such Qualified Stockholder;
(iv)   by a Qualified Stockholder to any Permitted Entity of such Qualified Stockholder; or
(v)   by a Permitted Entity of a Qualified Stockholder to such Qualified Stockholder or any other Permitted Entity or the trustee of a Permitted Trust of such Qualified Stockholder.
(t)   “Permitted Transferee” means a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.
(u)   “Permitted Trust” means a validly created and existing trust the beneficiaries of which are either a Qualified Stockholder or Family Members of the Qualified Stockholder or both, or a trust under the terms of which such Qualified Stockholder has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code (as amended from time to time) and/or a reversionary interest.
(v)   “Qualified Stockholder” means (i) the record holder of a share of Class B Common Stock at the Effective Time; and (ii) a Permitted Transferee of a Qualified Stockholder.
(w)   “Single FounderConversion Trigger Event” shall mean the earliest to occur of any of the following only respect to the shares of Class B Common Stock held by the applicable Founder (and any shares of Class B Common Stock underlying any derivative securities held by such Founder), (i) the occurrence of the nine (9) month anniversary of the death or Incapacity of such Founder; (ii) the occurrence of the twelve (12) month anniversary of the date that such Founder is no longer providing services to the Company or its

B-1-3

subsidiaries as an executive officer or employee, or as a director of the Company; and (iii) at least 80% of the shares of Class B Common Stock held by such Founder as of immediately following the Closing having been transferred (on a fully as converted/as exercised basis and subject to customary capitalization adjustments), provided, however, that any Permitted Transfer shall be excluded from such calculation.
(x)   “Single Holder Conversion Date” means 5:00 p.m. in New York City, New York on the last Trading Day of the fiscal year during which a Single Founder Conversion Trigger Event or Single Non-Founder Conversion Trigger Event, as the case may be, occurs.
(y)   “Single Non-founder Conversion Trigger Event” shall mean the earliest to occur of any of the following only respect to the shares of Class B Common Stock held by a Non-founder (and any shares of Class B Common Stock underlying any derivative securities held by such individual), (i) the date of the death or Incapacity of such Non-founder; (ii) the date that such Non-founder ceases to provide services to the Company or its subsidiaries as an executive officer or employee, or as a director of the Company; or (iii) at least 80% of the shares of Class B Common Stock held by such Non-founder as of immediately following the Closing having been transferred (on a fully as converted/as exercised basis and subject to customary capitalization adjustments), provided, however, that any Permitted Transfer shall be excluded from such calculation.
(z)   “Trading Day” means any day on which The Nasdaq Stock Market and the New York Stock Exchange are open for trading.
(aa)    “Transfer” of a share of Class B Common Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article IV:
(i)   the granting of a revocable proxy to officers or directors of the Company at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;
(ii)   the existence of any proxy granted prior to the Effective Time or the amendment or expiration of any such proxy;
(iii)   entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of shares of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Company, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;
(iv)   the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise exclusive Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer”; or
(v)   entering into, or reaching an agreement, arrangement or understanding regarding, a support or similar voting or tender agreement (with or without granting a proxy) in connection with a Liquidation Event, Asset Transfer or Acquisition that has been approved by the Board of Directors.
A “Transfer” shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) a Permitted Transferee on the date that such Permitted Transferee ceases to meet the qualifications to be a Permitted Transferee of the Qualified Stockholder who effected the Transfer of such shares to such Permitted Transferee, or (ii) an Entity that is a Qualified Stockholder, if there occurs a

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Transfer on a cumulative basis, from and after the Effective Time, of a majority of the voting power of the voting securities of such Entity or any Parent of such Entity, other than a Transfer to parties that were, as of the Effective Time, holders of voting securities of any such Entity or Parent of such Entity.
(bb)    “Voting Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.
2.   Rights Relating to Dividends, Subdivisions and Combinations.
(a)   Subject to the rights of holders of any Preferred Stock at the time outstanding having prior rights as to dividends, the holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Company legally available therefor, such dividends as may be declared from time to time by the Board of Directors. Except as permitted in Section 2(b), any dividends paid to the holders of shares of Class A Common Stock and Class B Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.
(b)   The Company shall not declare or pay any dividend or make any distribution to the holders of shares of Class A Common Stock or Class B Common Stock payable in securities of the Company unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of shares of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of shares of Class B Common Stock if, and only if, a dividend payable in shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, as applicable, are declared and paid to the holders of shares of Class B Common Stock at the same rate and with the same record date and payment date; and (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares of Class B Common Stock may be declared and paid to the holders of shares of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of shares of Class A Common Stock if, and only if, a dividend payable in shares of Class A Common Stock, or rights to acquire shares of Class A Common Stock, as applicable, are declared and paid to the holders of shares of Class A Common Stock at the same rate and with the same record date and payment date.
(c)   If the Company in any manner subdivides or combines (including by reclassification) the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of all Common Stock will be subdivided or combined in the same proportion and manner.
3.   Liquidation Rights.    In the event of a Liquidation Event, upon the completion of the distributions required with respect to any Preferred Stock that may then be outstanding, the remaining assets of the Company legally available for distribution to stockholders, or consideration payable to the stockholders of the Company, in the case of an Acquisition constituting a Liquidation Event, shall be distributed on an equal priority, pro rata basis to the holders of shares of Class A Common Stock and Class B Common Stock (and the holders of any Preferred Stock that may then be outstanding, to the extent required by the Certificate of Incorporation), unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of shares of Class A Common Stock or Class B Common Stock does not constitute consideration or a “distribution to stockholders” in respect of shares of Class A Common Stock or Class B Common Stock.
4.   Voting Rights.
(a)   Class A Common Stock.    Each holder of shares of Class A Common Stock shall be entitled to one vote for each share thereof held.

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(b)   Class B Common Stock.    Each holder of shares of Class B Common Stock shall be entitled to ten votes for each share thereof held.
(c)   Voting Generally.    Except as otherwise required by applicable law or this Certificate of Incorporation, the holders of shares of Preferred Stock, Class A Common Stock and Class B Common Stock shall vote together and not as separate series or classes. Except as otherwise required by applicable law, holders of shares of Class A Common Stock and Class B Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or applicable law.
5.   Optional Conversion.
(a)   Optional Conversion of Shares of Class B Common Stock.
(i)   At the option of the holder thereof, each share of Class B Common Stock shall be convertible, at any time or from time to time, into one fully paid and nonassessable share of Class A Common Stock as provided herein.
(ii)   Each holder of shares of Class B Common Stock who elects to convert the same into shares of Class A Common Stock shall surrender the certificate or certificates therefor (if any), duly endorsed, at the office of the Company or any transfer agent for shares of Class B Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Common Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted, or, if the shares are uncertificated, immediately prior to the close of business on the date that the holder delivers notice of such conversion to the Company’s transfer agent and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at such time.
6.   Automatic Conversion.
(a)   Automatic Conversion of Shares of Class B Common Stock.    Each share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon a Transfer, other than a Permitted Transfer, of such share of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of shares of Class B Common Stock, the holders of shares of Class B Common Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Company or any transfer agent for the shares of Class A Common Stock.
(b)   Single Holder Conversion.    On a Single Holder Conversion Date, each issued and outstanding share of Class B Common Stock held by the applicable Founder or by the Non-founder, as applicable, shall automatically, without any further action, convert into one share of Class A Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to the Company or

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its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of shares of Class B Common Stock, the holder of Class B Common Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Company or any transfer agent for the shares of Class A Common Stock.
(c)   Final Conversion.    On the Final Conversion Date, each issued and outstanding share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock. Following the Final Conversion Date, the Company may no longer issue any additional shares of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of shares of Class B Common Stock, the holders of shares of Class B Common Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Company or any transfer agent for the shares of Class A Common Stock.
(d)   Procedures.    The Company may, from time to time, establish such policies and procedures relating to the conversion of shares of Class B Common Stock to shares of Class A Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Company as it deems necessary to verify the ownership of shares of Class B Common Stock and to confirm that a conversion to shares of Class A Common Stock has not occurred. A determination by the Secretary of the Company as to whether a Transfer results in a conversion to shares of Class A Common Stock shall be conclusive and binding.
(e)   Immediate Effect.    In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 6, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred or immediately upon the Final Conversion Date, as applicable. Upon any conversion of shares of Class B Common Stock to shares of Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates (or book-entry position(s)) representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.
7.   Redemption.    The Common Stock is not redeemable.
8.   Reservation of Stock Issuable Upon Conversion.    The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of shares of the Class B Common Stock, as applicable, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, as applicable, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such numbers of shares as shall be sufficient for such purpose.
9.   Prohibition on Reissuance of Shares.    Shares of Class B Common Stock that are acquired by the Company for any reason (whether by repurchase, upon conversion, or otherwise) shall be retired in the manner required by law and shall not be reissued as shares of Class B Common Stock.

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V.
For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
A.   Board of Directors.
1.   Generally.    Except as otherwise provided in the Certificate of Incorporation or the DGCL, the business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the Board of Directors shall be fixed from time to time exclusively by resolutions adopted by the Board of Directors.
2.   Election.
(a)   Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following such initial classification of the Board of Directors, the initial term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification of the Board of Directors, the initial term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification of the Board of Directors, the initial term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
(b)   No stockholder entitled to vote at an election for directors may cumulate votes.
(c)   Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
(d)   Election of directors need not be by written ballot unless the Bylaws so provide.
3.   Removal of Directors.    Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, removal shall be as provided in Section 141(k) of the DGCL.
4.   Vacancies.    Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the Board of Directors by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.
B.   Stockholder Actions.   No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

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C.   Bylaws.    The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.
VI.
A.   Limitation of Director Liability.    A current director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless such director violated his or her duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a current director of the Company hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
B.   Indemnification and Advancement of Expenses.
1.   To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Company shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Company shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Article VI, Section B or otherwise. The rights to indemnification and advancement of expenses conferred by this Article VI, Section B shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Article VI, Section B(1), except for proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
2.   The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article VI, Section B shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
3.   Any repeal or amendment of this Article VI, Section B by the stockholders of the Company or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article VI, Section B, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Company to provide broader

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indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
4.   This Article VI, Section B shall not limit the right of the Company, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.
VII.
A.   Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (A) any derivative action or proceeding brought on behalf of the Company; (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company or any stockholder to the Company or the Company’s stockholders; (C) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company or any stockholder arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws of the Company (as each may be amended from time to time); (D) any action or proceeding to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws of the Company (including any right, obligation or remedy thereunder); (E) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (F) any action asserting a claim against the Company or any director, officer or other employee of the Company or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Article VII shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.
B.   Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
C.   Any person or Entity holding, owning or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VII.
VIII.
A.   The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.
B.   Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote required by law or by this Certificate of Incorporation , the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, VII and VIII.
C.   If any provision or provisions in this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision or provisions in any other circumstance, and of the remaining provisions in this Certificate of Incorporation, and the application of such provision or provisions to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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THREE:   This Amended and Restated Certificate of Incorporation has been duly authorized in accordance with Sections 228, 242 and 245 of the DGCL.
* * * *
[Signature Page Follows]

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Atlas Crest Investment Corp. has caused this Amended and Restated Certificate of Incorporation to be signed by a duly authorized officer on [           ], 2021.
Atlas Crest Investment Corp.
By:

[           ]
[           ]

REVISED PROXY CARD

YOUR VOTE IS IMPORTANT.
PLEASE VOTE TODAY.

Vote by Internet - QUICK ★★★ EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

ATLAS CREST INVESTMENT CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by the time the polls for voting closes during the Special Meeting on September 14, 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online Special Meeting, you will need your 12 digit control number to vote electronically at the Special Meeting. To attend the Special Meeting, visit: https://www.cstproxy.com/atlascrestcorp/sm2021.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

ATLAS CREST INVESTMENT CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth Moelis and Michael Spellacy (each, a "Proxy") as proxies, each with full power to act without the other and the power to appoint a substitute to vote the shares that the undersigned is entitled to vote at the special meeting of stockholders of Atlas Crest Investment Corp. ("Atlas") to be held on September 14, 2021 at 10:00 a.m., Eastern Time via live webcast at https://www.cstproxy.com/atlascrestcorp/sm2021, and at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in each Proxy's discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and supplement to the proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE

FOR ☐ AGAINST ☐ ABSTAIN ☐

(5) Proposal No. 5 — The Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve and adopt the Equity Incentive Plan in the form of Annex F attached to the accompanying proxy statement) (Proposal No. 5, referred to as the "Equity Incentive Plan Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

(6) Proposal No. 6 —The Employee Stock Purchase Plan Proposal — To consider and vote upon a proposal to approve and adopt the Employee Stock Purchase Plan in the form of Annex G attached to the accompanying proxy statement (Proposal No. 6, referred to as the "Employee Stock Purchase Plan Proposal").

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

CONTROL NUMBER

Signature

Signature, if held jointly Date 2021.

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.